Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LF CAPITAL ACQUISITION CORP. II", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JUNE, A.D. 2021, AT 11:36 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

5179623 8100
SR# 20212500431

Authentication: 203490077
Date: 06-21-21

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:36 AM 06/21/2021
FILED 11:36 AM 06/21/2021
SR 20212500431 - File Number 5179623

**CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
LF CAPITAL AQUISITION CORP. II**

June 21, 2021

LF Capital Acquisition Corp. II (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended from time to time (the "DGCL"), does hereby certify as follows:

1. The original name of the Corporation is LF Capital Acquisition Corp. II.

2. The date on which the original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware is February 19, 2021.

3. The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation.

4. Section A of Article IV of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

"4. Authorized Capital.

A. Authorized Capital Stock.

(i) The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 111,000,000 shares, consisting of (a) 110,000,000 shares of common stock (the "Common Stock"), including (i) 100,000,000 shares of Class A Common Stock (the "Class A Common Stock"), and (ii) 10,000,000 shares of Class B Common Stock (the "Class B Common Stock"), and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

(ii) Upon the effective time of the filing of that certain Certificate of Amendment on March 15, 2021 (the "First Amendment Effective Time"), each one (1) share of the Corporation's Common Stock that was issued and outstanding or held by the Corporation as treasury stock immediately prior to the First Amendment Effective Time (including each fractional interest in Common Stock in excess of one (1) share held by any stockholder), was subdivided and reclassified into Sixty Four Thousand Six Hundred and Eighty Seven and One-Half (64,687.50) fully paid, nonassessable shares of Class B Common Stock (or, with respect to such fractional interests, such lesser number of shares as may be applicable based upon such 64,687.50-to-1 ratio) (the "First Forward Stock Split"). Each certificate that immediately prior to the First Amendment Effective Time represented shares of Common Stock ("Old Certificates") thereafter represented that number of shares of Class B Common Stock into which the shares of Common Stock represented by the Old Certificate were subdivided and reclassified. The authorized number of shares, and par value per share, of Class B Common Stock were not affected by the First Forward Stock Split.

(iii) Upon the effective time (the "Second Amendment Effective Time") of the filing of this Certificate of Amendment, each one (1) share of the Corporation's Class B Common Stock that is issued and outstanding or held by the Corporation as treasury stock immediately prior to the Second Amendment Effective Time (which shall include each fractional interest in Class B Common Stock in

excess of one (1) share held by any stockholder), is and shall be subdivided and reclassified into 1.1111111111112 fully paid, nonassessable shares of Class B Common Stock (or, with respect to such fractional interests, such lesser number of shares as may be applicable based upon such 1.1111111111112-to-1 ratio) (the "Second Forward Stock Split"). The authorized number of shares, and par value per share, of Class B Common Stock shall not be affected by the Second Forward Stock Split.

5. This Certificate of Amendment shall become effective on the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Incorporation of the Corporation as of the date first written above.

By: [signature]

Name: Scott Reed
Title: President, Chief Executive Officer

[*Signature Page to Certificate of Amendment to Certificate of Incorporation*]